UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2005

SIGMA DESIGNS, INC.

(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle Milpitas, California 95035
(Address of principal executive offices including zip code)

(408) 262-9003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 13, 2005, Sigma Designs, Inc. (“Sigma”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue7 Communications, a privately-held California corporation (“Blue7”), Blue Merger Sub, Inc., a California corporation and wholly owned subsidiary of Sigma (“Merger Sub”) and, for purposes of Articles IX and XI of the Merger Agreement only, Hung C. Nguyen as the Securityholder Representative. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Blue7 with Blue7 surviving as a wholly owned subsidiary of Sigma (the “Merger”). At the effective time of the Merger, each outstanding share of Blue7 common stock will be exchanged for a number of shares of Sigma common stock based on an exchange ratio, and each option to purchase shares of Blue7 Common Stock will be assumed by Sigma and will be exercisable for a number of shares of Sigma common stock (and at an exercise price) adjusted to reflect the exchange ratio. The exchange ratio is not yet determined and will be based on the average closing sales prices of Sigma common stock for ten consecutive trading days ending on the third market day prior to the closing of the transaction. The aggregate value of the Sigma common stock to be issued under the terms of the Merger Agreement (including shares reserved for issuance upon exercise of assumed options) shall not exceed $14,047,500 minus the value of specified Sigma holdings of Blue7. The parties contemplate that the shares of Sigma common stock to be issued in the Merger will be issued pursuant to an exemption under Section 3(a)(10) of the Securities Act of 1933, as amended. A portion of the shares of Sigma common stock otherwise deliverable to holders of Blue7 common stock at the closing shall be held in an escrow account for up to 12 months to secure the indemnification obligations of Blue7 to specified parties under the Merger Agreement.

The Merger is subject to several conditions, including the approval of the transaction by Blue7 shareholders and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and has been unanimously approved by the boards of directors of Sigma and Blue7. Sigma expects to close the Merger in the early part of 2006.

The Merger Agreement contains representations, warranties and covenants of both Sigma and Blue7. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Blue7 or Sigma or any of their respective subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Sigma press release dated December 15, 2005, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated December 13, 2005 by and between Sigma Designs, Inc., Blue Merger Sub, Inc., Blue7 Communications and, for purposes of Articles IX and XI only, Hung C. Nguyen as the Securityholder Representative

99.1	Press Release dated December 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2005

SIGMA DESIGNS, INC.

By:	/s/ KIT TSUI

Kit Tsui Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated December 13, 2005 by and between Sigma Designs, Inc., Blue Merger Sub, Inc., Blue7 Communications and, for purposes of Articles IX and XI only, Hung C. Nguyen as the Securityholder Representative

99.1	Press Release dated December 15, 2005.